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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2017 (except Note 18, as to which the date is February 9, 2018, and which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-222517) and related Prospectus of Avinger, Inc. dated February 9, 2018.

/s/ Ernst & Young LLP
San Francisco, California
February 9, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm